Exhibit 99.1

FOR IMMEDIATE RELEASE

Quality Distribution, Inc. Reports Record Revenues

for the Six Months and Quarter Ended June 30, 2005

TAMPA, FL – (PR Newswire)—August 8, 2005—Quality Distribution, Inc. (Nasdaq: QLTY) (the “Company”) today reported record revenues for the quarter ended June 30, 2005 of $171.0 million, an 8.6% increase over second quarter revenues of $157.4 million last year. This represents the tenth consecutive quarterly year-over-year increase in revenues. Revenue for the six months ended June 30, 2005 increased 7.6% to $332.2 million from $308.6 million last year. Transportation revenue increased 5.2% from the prior year quarter and by 4.7% from the prior six-month period, driven primarily by rate increases.

Commenting on the results and outlook, President and Chief Executive Officer Jerry Detter said, ”The underlying trends in our business continue to be favorable and the pricing environment remains robust.” Mr. Detter added, “I’ve been very encouraged by what I’ve found during my first weeks as CEO of Quality Distribution. We have a company that has the ability to generate strong operating income from its core trucking operations and a capable senior management team. Our entire team is committed to improving our results and enhancing shareholder value.”

Net income for the quarter was $2.7 million as compared with a net loss of $7.9 million in the second quarter of last year. Earnings per fully diluted share were $0.14 in the second quarter of 2005, compared with a net loss per diluted share of $0.42 for the same period last year.

During the second quarter of this year, the Company incurred charges of approximately $1.6 million for costs related to the recruitment and relocation of its new Chief Executive Officer and severance costs. The Company also incurred approximately $0.4 million for class action litigation and related expenses associated with our non-core insurance subsidiary, Power Purchasing, Inc. (“PPI”). Adjusting for these events, which are not related to the Company’s ongoing core trucking operations, and tax effecting the loss before taxes at a 35% tax rate would have yielded an adjusted net income for the current quarter of $3.2 million, or $0.17 per fully diluted share, and $2.7 million, or $0.14 per fully diluted share, as adjusted for the items noted in the last section of this release, in the same period last year.

Tim Page, Chief Financial Officer stated, “Excluding higher than expected insurance expense in the second quarter of this year, our margins were generally in line with our expectations.”

Net income for the six-month period was $5.6 million or $0.29 per fully diluted share, as compared with a net loss of $6.9 million, or $0.37 per fully diluted share for the same period last year. After adjusting for the items noted in the last section of this release and tax effecting income (loss) before taxes at a 35% tax rate would have yielded an adjusted net income for the first six months of $6.4 million, or $0.33 per fully diluted share, and $5.5 million, or $0.29 per fully diluted share for the same period last year.

For more detail regarding the adjustments referenced above, please see the accompanying schedules.

As previously announced, the Company will host a conference call for investors to discuss these results on August 9, 2005 at 11:00 a.m. Eastern time. The dial-in number is 800-

811-8845 toll free; the passcode is 4980660. A replay of the call will be available until September 8, 2005, by dialing 888-203-1112; passcode 4980660. Copies of this earnings release and other financial information about the Company may be accessed on the “QDI Main / News and Publications” and “Investors” sections of the Company’s website at www.qualitydistribution.com.

Headquartered in Tampa, Florida, Quality Distribution, Inc. through its subsidiary, Quality Carriers, Inc. and TransPlastics, a division of Quality Carriers, Inc. and through its affiliates and owner-operators, manages approximately 3,500 tractors and 7,300 trailers. The Company provides bulk transportation and related services. The Company also provides tank cleaning services to the bulk transportation industry through its QualaWash® facilities. Quality Distribution is an American Chemistry Council Responsible Care® Partner and is a core carrier for many of the Fortune 500 companies that are engaged in chemical production and processing.

This earnings release contains certain forward-looking information that is subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995 and is subject to certain risks and uncertainties that could cause actual results to differ materially from those expected or projected in the forward-looking statements. Without limitation, these risks and uncertainties include the Company’s substantial leverage, economic factors, downturns in customers’ business cycles or in the national economy, dependence on affiliates and owner-operators, change in government regulation, fluctuations in fuel pricing or availability, increases in interest rates, changes in senior management, and the Company’s ability to attract and retain qualified drivers. Another important factor, which arises out of the PPI irregularities, and that may cause actual results to differ materially from the forward-looking statements would be failure to conclude the settlement of the pending and threatened litigation initiated against the Company and certain of its officers and directors. Readers are urged to carefully review and consider the various disclosures made by the Company in its quarterly report on Form 10-Q and the risk factors disclosed in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2004, as well as other periodic reports filed with the Securities and Exchange Commission. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this press release.

Contact:	Timothy B. Page
Senior Vice President and Chief Financial Officer
800-282-2031 ext. 7376

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In 000’s) Except Per Share Data

Unaudited

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
OPERATING REVENUES:
Transportation	$139,628	$132,771	$272,842	$260,628
Other service revenues	17,026	18,009	33,880	36,422
Fuel surcharge	14,377	6,649	25,447	11,564

Total operating revenues	171,031	157,429	332,169	308,614

OPERATING EXPENSES:
Purchased transportation	118,512	106,269	229,495	207,043
Compensation	16,442	15,054	31,017	30,207
Fuel, supplies and maintenance	9,284	8,715	16,441	17,512
Depreciation and amortization	4,304	5,874	8,757	11,894
Selling and administrative	4,292	9,112	10,563	12,984
Insurance claims	5,388	11,223	9,190	15,550
Taxes and licenses	1,011	821	1,628	1,717
Communications and utilities	2,008	1,754	4,064	3,635
Gain on disposal of property and equipment	81	(3)	53	(26)
PPI class action settlement and related expenses	404	811	913	4,053

Total operating expenses	161,726	159,630	312,121	304,569

Operating income (loss)	9,305	(2,201)	20,048	4,045

Interest expense, net	6,449	5,474	12,762	10,691
Write off of debt issuance costs	—	—	1,110	—
Other expense (income)	(23)	56	10	84

Income (loss) before taxes	2,879	(7,731)	6,166	(6,730)
Provision for income taxes	161	131	532	170

Net income (loss)	$2,718	$(7,862)	$5,634	$(6,900)

PER SHARE DATA:
Net income (loss) per common share
Basic	$0.14	$(0.42)	$0.30	$(0.37)

Diluted	$0.14	$(0.42)	$0.29	$(0.37)

Weighted average number of shares
Basic	18,929	18,915	18,929	18,900
Diluted	19,192	18,915	19,291	18,900

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In 000’s)

Unaudited

	June 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$1,275	$2,700
Accounts receivable, net	106,800	100,836
Current maturities of notes receivable from affiliates	453	839
Prepaid expenses	4,868	4,845
Prepaid tires	7,728	7,498
Other	2,455	2,071

Total current assets	123,579	118,789
Property and equipment, net	112,722	116,540
Assets held-for-sale	439	1,170
Goodwill	131,363	131,363
Intangibles, net	1,265	1,371
Notes receivable from affiliates	419	402
Other assets	10,715	9,663

Total assets	$380,502	$379,298

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of indebtedness	$1,400	$1,400
Accounts payable	13,777	14,508
Affiliates and independent owner-operators payable	14,897	9,983
Accrued expenses	43,650	44,253
Accrued loss and damage claims	30,384	33,670
Income taxes payable	1,417	2,551

Total current liabilities	105,525	106,365
Long-term indebtedness, less current maturities	274,561	275,150
Environmental liabilities	11,678	14,415
Other non-current liabilities	13,994	14,463
Deferred tax liability	1,159	1,172

Total liabilities	406,917	411,565
Minority interest in subsidiary	1,833	1,833
STOCKHOLDERS’ DEFICIT:
Common stock, no par value; 29,000 authorized, 19,122 issued at June 30, 2005 and 19,152 issued at December 31, 2004	359,635	357,777
Treasury stock, 115 and 114 shares at June 30, 2005 and December 31, 2004, respectively	(1,354)	(1,326)
Accumulated deficit	(174,637)	(180,271)
Stock recapitalization	(189,589)	(189,589)
Accumulated other comprehensive loss	(18,008)	(18,042)
Stock purchase warrants	73	73
Unearned compensation, restricted stock and stock units	(2,827)	(1,077)
Stock subscriptions receivable	(1,541)	(1,645)

Total stockholders’ deficit	(28,248)	(34,100)

Total liabilities, minority interest and stockholders’ deficit	$380,502	$379,298

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In 000’s)

Unaudited

	Six months ended June 30,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$5,634	$(6,900)
Adjustments to reconcile to net cash and cash equivalents provided by operating activities:
Depreciation and amortization	8,757	11,894
Bad debt expense	1,214	636
Foreign currency transaction loss	51	—
(Gain) loss on disposal of property and equipment	53	(26)
Write-off of excess deferred financing costs	1,110	—
Amortization of restricted stock	108	340
Amortization of deferred financing costs	906	686
Amortization of bond discount	111	—
Minority dividends	72	72
Changes in assets and liabilities:
Accounts and other receivables	(7,178)	(14,766)
Notes receivable from affiliates	369	(347)
Prepaid expenses	(23)	(355)
Prepaid tires	(498)	18
Other assets	(698)	256
Accounts payable and accrued expenses	(6,390)	7,426
Accrued loss and damage claims	(3,286)	2,320
Affiliates and independent owner-operators payable	4,914	4,408
Other liabilities	(469)	(1,251)
Current income taxes	(1,147)	(279)

Net change in assets and liabilities	(14,406)	(2,570)

Net cash provided by operating activities	3,610	4,132

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(5,536)	(4,277)
Acquisition of tankwash assets	—	(781)
Proceeds from sales of property and equipment	1,629	363

Net cash used in investing activities	(3,907)	(4,695)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	83,300	—
Principal payments on long-term debt and capital lease obligations	(78,200)	(830)
Proceeds from revolver	62,700	1,500
Payments on revolver	(68,500)	—
Deferred financing fees	(2,755)	(369)
Increase in book overdraft	2,319	619
Minority dividends	(72)	(72)
Other stock transactions	76	17

Net cash (used in) provided by financing activities	(1,132)	865

Net (decrease) increase in cash and cash equivalents	(1,429)	302

Effect of exchange rate changes on cash	4	98
Cash and cash equivalents, beginning of year	2,700	955

Cash and cash equivalents, end of period	$1,275	$1,355

RECONCILATION OF CONSOLIDATED EBITDA TO NET INCOME (LOSS)

For the Three Months and Six Months Ended June 30, 2005 and 2004

(In 000’s)

Unaudited

Quality Distribution, Inc. (the “Company”) uses Consolidated EBITDA as an important measure of the Company’s operating effectiveness. Consolidated EBITDA represents net income (loss) before interest expense (income), foreign currency transaction gain (loss), write-off of debt issuance costs, other expense (income), minority dividends, provision for income taxes, depreciation and amortization, PPI write-offs, class action settlements, reserves and professional fees, increased environmental remediation expense, adverse developments in insurance cases, expenses related to the recruitment and relocation of senior management personnel and severance, and other such unusual expenses as may arise from time to time.

Consolidated EBITDA (as defined) is presented herein because it is an important component of the covenants used in the indentures governing our notes and is used as an important component of the covenant used in our senior credit facility. As of June 30, 2005, the covenant under our senior credit facility utilizing Consolidated EBITDA was: Adjusted Senior Secured Leverage Ratio (Consolidated Senior Secured Debt divided by Consolidated EBIDTA which was 1.04 versus a requirement of not greater than 2.25. Consolidated EBITDA is not a measure of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Accordingly, while Consolidated EBITDA is important to the Company’s indentures and senior credit facility, Consolidated EBITDA should not be considered in isolation or as a substitute for consolidated statements of operations and cash flow data prepared in accordance with GAAP as an indication of the Company’s operating performance or liquidity.

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
Adjusted EBITDA Reconciliation:
Net income (loss) attributable to common stockholders	$2,718	$(7,862)	$5,634	$(6,900)

Depreciation and amortization	4,304	5,874	8,757	11,894
Interest expense, net	6,449	5,474	12,762	10,691
Provision for income taxes	161	131	532	170
Write-off of debt issuance costs	—	—	1,110	—
PPI class action settlement and related expenses	404	811	913	4,053
Recruitment, relocation and severance of senior management	1,631	—	1,631	—
Environmental expense	—	4,100	—	4,100
Insurance expense	—	7,000	—	7,000
(Gain) loss on disposal of property and equipment	81	(3)	53	(26)
Other miscellaneous (income) loss & currency (gain) loss	(23)	56	10	84

CONSOLIDATED EBITDA	15,725	15,581	31,402	$31,066

RECONCILATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME AND

RECONCILIATION OF NET (LOSS) PER SHARE TO ADJUSTED NET INCOME PER SHARE

For the Three Months and Six Months Ended June 30, 2005 and 2004

(In 000’s)

Unaudited

Quality Distribution, Inc. (the “Company”) uses Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share as important measures of the Company’s operating effectiveness. Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share represents net income (loss) before foreign currency transaction gain (loss), write-off of debt issuance costs, other expense (income), minority dividends, provision for income taxes, PPI write-offs, class action settlements, reserves and professional fees, increased environmental remediation expense, adverse developments in insurance cases, expenses related to the recruitment and relocation of senior management personnel and severance, and other such unusual expenses as may arise from time to time.

Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share (as defined) is presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of the Company’s business. Management uses a 35% tax rate for calculating the provision for income taxes to normalize the Company’s tax rate to that of comparable transportation companies. Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share are not a measure of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share should not be considered in isolation or as a substitute for the consolidated statements of operations and cash flow data prepared in accordance with GAAP as an indication of the Company’s operating performance or liquidity.

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
Net Income (Loss) Reconciliation:
Net income (loss)	$2,718	$(7,862)	$5,634	$(6,900)

Net Income (loss) per common share:
Basic	$0.14	$(0.42)	$0.30	$(0.37)

Diluted	$0.14	$(0.42)	$0.29	$(0.37)

Adjustments to net income (loss):
Provision for income taxes	161	131	532	170
Write-off of debt issuance costs	—	—	1,110	—
PPI class action settlement and related expenses	404	811	913	4,053
Recruitment, relocation and severance of senior management	1,631	—	1,631	—
Environmental expense	—	4,100	—	4,100
Insurance expense	—	7,000	—	7,000
(Gain) loss on disposal of property and equipment	81	(3)	53	(26)
Other miscellaneous (income) loss & currency (gain) loss	(23)	56	10	84

Adjusted income (loss) before income taxes	4,972	4,233	9,883	8,481
Provision for income taxes at 35%	1,740	1,482	3,459	2,968

Adjusted net income (loss)	$3,232	$2,751	$6,424	$5,513

Adjusted Net income (loss) per common share:
Basic	$0.17	$0.15	$0.34	$0.29

Diluted	$0.17	$0.14	$0.33	$0.29

Weighted average number of share:
Basic	18,929	18,915	18,929	18,900
Diluted	19,192	19,032	19,291	19,049